Exhibit 5.1

August 2, 2022

ProFrac Holding Corp.

333 Shops Boulevard, Suite 301

Willow Park, Texas 76087

Re: Registration Statement on Form S-1

Ladies and Gentlemen:

We have acted as counsel for ProFrac Holding Corp., a Delaware corporation (the “Company”), in connection with the preparation of the Registration Statement on Form S-1 (as amended, the “Registration Statement”) filed on or about the date hereof with the Securities and Exchange Commission relating to the registration by the Company under the Securities Act of 1933, as amended (the “Securities Act”), of the offer and sale from time to time, in each case, by one or more selling stockholders named in the Registration Statement, of up to 1,545,575 shares of Class A common stock, par value $0.01 per share, of the Company (the “Shares”).

In connection with the opinions expressed herein, we have examined, among other things, (i) the Amended and Restated Certificate of Incorporation of the Company, the Amended and Restated Bylaws of the Company, and the Third Amended and Restated Limited Liability Company Agreement of ProFrac Holdings, LLC, (ii) the records of corporate proceedings that have occurred prior to the date hereof with respect to the Registration Statement and (iii) the Registration Statement. We have also reviewed such questions of law as we have deemed necessary or appropriate. As to matters of fact relevant to the opinion expressed herein, and as to factual matters arising in connection with our examination of corporate documents, records and other documents and writings, we relied upon certificates and other communications of corporate officers of the Company, without further investigation as to the facts set forth therein. In making such examination and rendering the opinion set forth below, we have assumed without verification the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies, the legal capacity of all individuals executing any of the foregoing documents, that the Registration Statement and any subsequent amendments (including post-effective amendments) will be effective and comply with all applicable laws, and all Shares will be sold in compliance with applicable federal and state securities laws and in the manner specified in the Registration Statement and the applicable prospectus relating thereto.

Based upon the foregoing, and subject to the qualifications and limitations stated herein, we are of the opinion that, the Shares have been duly authorized and are validly issued, fully paid and nonassessable.

The foregoing opinions are limited in all respects to the General Corporation Law of the State of Delaware (including the applicable provisions of the Delaware Constitution and the reported judicial decisions interpreting these laws) and the federal laws of the United States of America, and we do not express any opinions as to the laws of any other jurisdiction. This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act, and the foregoing opinions are limited to the matters expressly stated herein, and no opinion is to be inferred or implied beyond the opinions expressly set forth herein. We undertake no, and hereby disclaim any, obligation to make any inquiry after the date hereof or to advise you of any changes in any matter set forth herein, whether based on a change in the law, a change in any fact relating to the Company or any other person or any other circumstance.

We hereby consent to the statements with respect to us under the heading “Legal Matters” in the prospectus forming a part of the Registration Statement and to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act, and the rules and regulations thereunder.

Very truly yours,

/s/ Vinson & Elkins LLP

Vinson & Elkins LLP Attorneys at Law Austin Dallas Dubai Houston London Los Angeles New York Richmond Riyadh San Francisco Tokyo Washington	845 Texas Avenue, Suite 4700 Houston, TX 77002-6760 Tel +1.713.758.2222 Fax +1.713.758.2346 velaw.com